Exhibit 99.B(d)(86)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors Inc.

Dated July 1, 2003, as amended on                           , 2004

SEI INSTITUTIONAL MANAGED TRUST

Large Cap Disciplined Equity Fund
Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:

Name:	Name:

Title:	Title:

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Analytic Investors Inc.

Dated July 1, 2003, as amended on                           , 2004

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Large Cap Disciplined Equity Fund

Managed Volatility Fund

Agreed and Accepted:

SEI Investments Management Corporation	Analytic Investors Inc.

By:	By:

Name:	Name:

Title:	Title:

2